CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ProShares Trust of our reports dated July 26, 2024, relating to the financial statements and financial highlights, which appear in each of the Fund’s (as listed in Appendix I) Annual Reports on Form N-CSR for the year ended May 31, 2024. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights", in such Registration Statement.

/s/PricewaterhouseCoopers LLP Columbus, Ohio

September 25, 2024

Appendix I

Funds
Short 7-10 Year Treasury	Ultra Utilities	Hedge Replication ETF
Short 20+ Year Treasury	UltraPro Dow30SM	High Yield-Interest Rate Hedged
Short Dow30SM	UltraPro MidCap400	Inflation Expectations ETF
Short Financials	UltraPro QQQ	Investment Grade-Interest Rate Hedged
K-1 Free Crude Oil ETF (formerly K-1 Free
Short FTSE China 50	UltraPro Russell2000	Crude Oil Strategy ETF)
Short High Yield	UltraPro S&P500®	Large Cap Core Plus
Short MidCap400	UltraPro Short 20+ Year Treasury	Long Online/Short Stores ETF
Short MSCI EAFE	UltraPro Short Dow30SM	Merger ETF
Short MSCI Emerging Markets	UltraPro Short MidCap400	Metaverse ETF
Short QQQ	UltraPro Short QQQ	MSCI EAFE Dividend Growers ETF
MSCI Emerging Markets Dividend Growers
Short Real Estate	UltraPro Short Russell2000	ETF
Short Russell2000	UltraPro Short S&P500®	MSCI Europe Dividend Growers ETF
Short S&P500®	UltraShort 7-10 Year Treasury	MSCI Transformational Changes ETF
Short SmallCap600	UltraShort 20+ Year Treasury	Nanotechnology ETF
Ultra 7-10 Year Treasury	UltraShort Consumer Discretionary	Nasdaq-100 Dorsey Wright Momentum ETF

Ultra 20+ Year Treasury	UltraShort Consumer Staples	Nasdaq-100 High Income ETF
Ultra Communication Services	UltraShort Dow30SM	On-Demand ETF
Ultra Consumer Discretionary	UltraShort Energy	Online Retail ETF
Ultra Consumer Staples	UltraShort Financials	Pet Care ETF
Ultra Dow30SM	UltraShort FTSE China 50	Russell 2000 Dividend Growers ETF
Ultra Energy	UltraShort FTSE Europe	Russell U.S. Dividend Growers ETF
Ultra Financials	UltraShort Health Care	S&P 500® Dividend Aristocrats ETF
Ultra FTSE China 50	UltraShort Industrials	S&P 500® Ex-Energy ETF
Ultra FTSE Europe	UltraShort Materials	S&P 500® Ex-Financials ETF
Ultra Health Care	UltraShort MidCap400	S&P 500® Ex-Health Care ETF
Ultra High Yield	UltraShort MSCI Brazil Capped	S&P 500® Ex-Technology ETF
Ultra Industrials	UltraShort MSCI EAFE	S&P 500® High Income ETF
Ultra Materials	UltraShort MSCI Emerging Markets	S&P Global Core Battery Metals ETF
Ultra MidCap400	UltraShort MSCI Japan	S&P Kensho Cleantech ETF
Ultra MSCI Brazil Capped	UltraShort Nasdaq Biotechnology	S&P Kensho Smart Factories ETF
Ultra MSCI EAFE	UltraShort QQQ	S&P MidCap 400® Dividend Aristocrats ETF
Ultra MSCI Emerging Markets	UltraShort Real Estate	S&P Technology Dividend Aristocrats ETF
Ultra MSCI Japan	UltraShort Russell2000	Smart Materials ETF
Ultra Nasdaq Biotechnology	UltraShort S&P500®	Supply Chain Logistics ETF
Bitcoin & Ether Equal Weight ETF (formerly
Ultra Nasdaq Cloud Computing	UltraShort Semiconductors	Bitcoin & Ether Equal Weight Strategy ETF)
Bitcoin & Ether Market Cap Weight ETF
(formerly Bitcoin & Ether Market Cap Weight
Ultra Nasdaq Cybersecurity	UltraShort SmallCap600	Strategy ETF)
Ultra QQQ	UltraShort Technology	Bitcoin ETF (formerly Bitcoin Strategy ETF)
Ultra Real Estate	UltraShort Utilities	Ether ETF (formerly Ether Strategy ETF)
	Big Data Refiners ETF	Short Bitcoin ETF (formerly Short Bitcoin
Ultra Russell2000		Strategy ETF)

	Decline of the Retail Store ETF	Short Ether ETF (formerly Short Ether Strategy
Ultra S&P500®		ETF)

Ultra Semiconductors	DJ Brookfield Global Infrastructure ETF	Ultra Bitcoin ETF
Ultra SmallCap600	Equities for Rising Rates ETF	UltraShort Bitcoin ETF
Ultra Technology	Global Listed Private Equity ETF

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